Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 21, 2023, MIND Technology., Inc., a Delaware corporation (the “Company” or “MIND”), entered into a Stock Purchase Agreement (the “SPA”) with General Oceans AS (“General Oceans”), providing for the sale of the Company’s wholly owned subsidiary, Klein Marine Systems, Inc. (“Klein”). In addition, pursuant to the transaction, MIND has licensed its Spectral Ai software suite (“Spectral Ai”) to General Oceans for certain applications, particularly side-scan sonar.  The Company and General Oceans have also entered into a Collaboration Agreement for the further development of Spectral Ai and potentially other software projects. The foregoing transactions contemplated by the SPA are referred to as the “Sale of Klein”. The aggregate consideration to the Company consisted of a cash payment of $11.5 million upon closing of the transaction on August 21, 2023 (the “Closing Date”).

The SPA contains certain customary representations, warranties, and covenants. The SPA also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Sale of Klein, subject to specified caps and limitations. The Company has also agreed to a covenant that would prohibit the Company from engaging in specified activities that would compete with the Klein business, for a period of five years, subject to certain limitations and exceptions. Completion of the Sale of Klein was subject to the satisfaction or waiver of customary closing conditions, including a requirement to terminate any liens, including those imposed under the Company’s Loan and Security Agreement (the “Loan”), dated as of February 2, 2023, with Sachem Capital Corp. Upon closing, the Company utilized a portion of the transaction proceeds to pay off its outstanding balance of the Loan.

The following unaudited pro forma condensed consolidated financial statements are intended to show how the Sale of Klein might have affected the historical financial statements of the Company if the Sale of Klein had been completed at an earlier time as indicated therein, and such unaudited pro forma consolidated financial statements are derived from, and should be read in conjunction with, the Company’s historical condensed consolidated financial statements and notes thereto, as presented in the Company’s Quarterly Report on Form 10-Q for the three months ended April 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on June 14, 2023 (the “Form 10-Q”) and the Company’s historical financial statements and notes thereto, as presented in the Company’s Annual Reports on Form 10-K for the fiscal years ended January 31, 2023 and January 31, 2022, filed with the SEC on May 1, 2023 and on April 29, 2022, respectively (collectively , the "Form 10-K's").

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of April 30, 2023 assumes the transaction had occurred on April 30, 2023. The unaudited pro forma condensed consolidated statements of operations for the three months ended April 30, 2023 and the years ended January 31, 2023 and January 31, 2022, give effect to the transaction as if it had occurred as of February 1, 2021.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in the Company’s disclosures as management adjustments. The Company has determined not to disclose such adjustments because it does not believe that presentation of such adjustments would enhance an understanding of the pro forma effects of the Sale of Klein.

The transaction accounting adjustments to reflect the Sale of Klein in the unaudited pro forma consolidated financial statements include:

•	the sale of the stock of Klein Marine Systems, Inc. pursuant to the SPA;
•	the cash repayment of the Term Loan Facility; and
•	receipt of the cash proceeds that were payable on the Closing Date in connection with the Sale of Klein.

The transaction accounting adjustments do not include future potential royalty income related to the licensed Spectral Ai software because it is not estimable and is contingent on future operations of the Purchaser.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only and is based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Sale of Klein been consummated as of the periods indicated, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma consolidated balance sheet as of April 30, 2023 and the unaudited pro forma consolidated statements of operations for three months ended April 30, 2023 and the fiscal years ended January 31, 2023 and January 31, 2022, should be read in conjunction with the notes thereto.

MIND Technology, Inc

Unaudited Pro Forma Condensed Consolidated Balance Sheet As of April 30, 2023

(in thousands)

		Transaction Accounting Adjustments
	Historical MIND Technology (a)	Operations of Klein (b)		Pro Forma Adjustments		Pro-forma MIND Technology
ASSETS
Current assets:
Cash and cash equivalents	815	-		7,304	(e)	8,119
Accounts receivable, net of allowance for doubtful accounts of $ 504 at April 30, 2023	7,390	(1,506)	(c)	-		5,884
Inventories, net	14,339	(4,377)	(c)	-		9,962
Prepaid expenses and other current assets	1,088	(343)	(c)	-		745
Total current assets	23,632	(6,226)		7,304		24,710
Property and equipment, net	3,787	(2,900)	(c)	-		887
Operating lease right-of-use assets	1,762	-		-		1,762
Intangible assets, net	4,664	(1,246)	(c)	-		3,418
Total assets	33,845	(10,372)		7,304		30,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,206	(517)	(c)	-		689
Deferred revenue	486	(20)	(c)	-		466
Accrued expenses and other current liabilities	2,638	(1,014)	(c)	-		1,624
Income taxes payable	1,723	-		-		1,723
Operating lease liabilities - current	753	-		-		753
Note payable, net	3,139	-		(3,139)	(f)	-
Total current liabilities	9,945	(1,551)		(3,139)		5,255
Operating lease liabilities - non-current	1,009	-		-		1,009
Deferred tax liability	29	-		-		29
Total liabilities	10,983	(1,551)		(3,139)		6,293
Stockholders’ equity:
Preferred stock, $ 1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at April 30, 2023	37,779	-		-		37,779
Common stock, $ 0.01 par value; 40,000 shares authorized; 15,721 shares issued at April 30, 2023	157	-		-		157
Additional paid-in capital	129,630	-		-		129,630
Treasury stock, at cost (1,933 shares at April 30, 2023)	(16,863)	-		-		(16,863)
Accumulated deficit	(127,875)	(8,821)	(g)	10,443	(g)	(126,253)
Accumulated other comprehensive gain	34	-		-		34
Total stockholders’ equity	22,862	(8,821)		10,443		24,484
Total liabilities and stockholders’ equity	33,845	(10,372)		7,304		30,777

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

MIND Technology, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Three Months Ended April 30, 2023

(in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical MIND Technology (a)	Operations of Klein (b)		Pro Forma Adjustments		Pro-forma MIND Technology
Revenues:
Sale of marine technology products	12,586	(1,989)	(d)	-		10,597
Total revenues	12,586	(1,989)		-		10,597
Cost of sales:
Sale of marine technology products	7,169	(1,108)	(d)	-		6,061
Total cost of sales	7,169	(1,108)				6,061
Gross profit	5,417	(881)		-		4,536
Operating expenses:
Selling, general and administrative	3,874	(583)	(d)	-		3,291
Research and development	773	(341)	(d)	-		432
Depreciation and amortization	481	(149)	(d)	-		332
Total operating expenses	5,128	(1,073)		-		4,055
Operating income	289	192				481
Other expense:
Other, net	(111)	21	(d)	204	(h)	114
Total other (expense) income	(111)	21		204		114
Income from continuing operations before income taxes	178	213		204		595
Provision for income taxes	(418)	7	(d)	-		(411)
Net (loss) income	(240)	220		204		184
Preferred stock dividends - declared	-					-
Preferred stock dividends - undeclared	(947)	-		-		(947)
Net loss attributable to common stockholders	(1,187)	220		204		(763)
Net loss per common share - Basic and Diluted	$(0.09)					$(0.06)
Shares used in computing net loss per common share:
Basic	13,789					13,789
Diluted	13,789					13,789

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

MIND Technology, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Fiscal Year Ended January 31, 2023

(in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical MIND Technology (a)	Operations of Klein (b)		Pro Forma Adjustments	Pro-forma MIND Technology
Revenues:
Sale of marine technology products	35,091	(10,079)	(d)	-	25,012
Total revenues	35,091	(10,079)		-	25,012
Cost of sales:
Sale of marine technology products	22,116	(6,579)	(d)	-	15,537
Total cost of sales	22,116	(6,579)		-	15,537
Gross profit	12,975	(3,500)		-	9,475
Operating expenses:
Selling, general and administrative	15,304	(2,482)	(d)	-	12,822
Research and development	3,398	(2,206)	(d)	-	1,192
Depreciation and amortization	1,887	(543)	(d)	-	1,344
Total operating expenses	20,589	(5,231)		-	15,358
Operating (loss) income	(7,614)	1,731		-	(5,883)
Other expense:
Other, net	882	(627)	(d)	-	255
Total other expense	882	(627)		-	255
Loss from continuing operations before income taxes	(6,732)	1,104		-	(5,628)
Provision for income taxes	(699)	26	(d)	-	(673)
Net loss	(7,431)	1,130		-	(6,301)
Preferred stock dividends - declared	(947)	-		-	(947)
Preferred stock dividends - undeclared	(2,841)	-		-	(2,841)
Net loss attributable to common stockholders	(12,620)	1,130		-	(11,490)
Net loss per common share - Basic and Diluted	(0.81)				(0.73)
Shares used in computing net loss per common share:
Basic	13,784				13,784
Diluted	13,784				13,784

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

MIND Technology, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Fiscal Year Ended January 31, 2022

(in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical MIND Technology (a)	Operations of Klein (b)		Pro Forma Adjustments	Pro-forma MIND Technology
Revenues:
Sale of marine technology products	23,107	(5,814)	(d)	-	17,293
Total revenues	23,107	(5,814)		-	17,293
Cost of sales:
Sale of marine technology products	17,085	(5,362)	(d)	-	11,723
Total cost of sales	17,085	(5,362)		-	11,723
Gross profit	6,022	(452)		-	5,570
Operating expenses:
Selling, general and administrative	14,761	(1,860)	(d)	-	12,901
Research and development	3,596	(2,632)	(d)	-	964
Depreciation and amortization	2,209	(541)	(d)		1,668
Total operating expenses	20,566	(5,033)		-	15,533
Operating loss	(14,544)	4,581		-	(9,963)
Other expense:
Other, net	926	(976)	(d)	-	(50)
Total other income (expense)	926	(976)		-	(50)
Loss from continuing operations before income taxes	(13,618)	3,605		-	(10,013)
Provision for income taxes	39	26	(d)	-	65
Net loss	(13,579)	3,631		-	(9,948)
Preferred stock dividends - declared	(2,901)	-		-	(2,901)
Preferred stock dividends - undeclared	-	-		-	-
Net loss attributable to common stockholders	(16,480)	3,631		-	(12,849)
Net loss per common share - Basic and Diluted	(1.20)				(0.93)
Shares used in computing net loss per common share:
Basic	13,771				13,771
Diluted	13,771				13,771

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements reflect the following notes and adjustments:

(a) Reflects the condensed consolidated balance sheet as of April 30, 2023 and condensed consolidated statement of operations for the three months ended April 30, 2023 in the Form 10-Q and the consolidated statement of operations for the years ended January 31, 2023 and 2022 in the Form 10-K.

(b) Reflects the consummation of the Sale of Klein in accordance with the terms of the SPA.

(c) Adjustments represent the disposation of assets and liabilities of the Klein operations.

(d) Adjustments represent the elimination of income and expenses of the Klein operations.

(e) To record the net cash proceeds from the Sale of Klein paid on the Closing Date of $11.5 million, less estimated closing costs, estimated pay-off of the Note Payable, and estimated transaction costs, primarily legal expenses and investment broker fees, associated with the sale, all of which were incurred as part of the consummation of the Sale of Klein.

(f) To record the pay-off of the Note Payable, net of prepaid interest and debt acquisition costs, due to Sachem Capital.

(g) Adjustments to accumulated deficit reflect the estimated gain on Sale of Klein. The estimated gain has not been reflected in the accompanying statements of operations as it is not related to continuing operations. The actual gain or loss on Sale of Klein will be recorded in the Company's financial statements for the quarter ending October 31, 2023, and will differ from this estimate.

(h) Reflects removal of interest expense that would not have been incurred if the Sale of Klein had been completed February 1, 2021.